Exhibit 10.4
PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT (this “Agreement”), dated as of August 6, 2025, is made by and between HELENA GLOBAL INVESTMENT OPPORTUNITIES I LTD. (the “Investor”), and ENERGY VAULT HOLDINGS, INC.,, a Delaware corporation (the “Company”).
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to Twenty-Five Million United States Dollars ($25,000,000) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and
WHEREAS, the Common Stock are listed for trading on The New York Stock Exchange under the symbol NRGV”; and
WHEREAS, the offer and sale of the Common Stock issuable hereunder will be made in reliance upon
Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.
    NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I CERTAIN DEFINITIONS
“Advance” shall mean the portion of the Commitment Amount requested by the Company in an Advance Notice.
“Advance Date” shall mean the 3rd Trading Day after expiration of the applicable Pricing Period for each Advance.
“Advance Halt” shall have the meaning set forth in Section 2.05(d).
“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company or other authorized representative of the Company identified on Schedule 1 hereto and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor.
“Advance Notice Confirmation” shall have the meaning set forth in Section 2.03(a).
“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.03 of this Agreement) to the Investor an Advance Notice, subject to the terms of this Agreement.
“Affiliate” shall have the meaning set forth in Section 3.07.
“Agreement” shall have the meaning set forth in the preamble of this Agreement.
“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.
“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or similar laws for the relief of debtors.
“Black Out Period” shall have the meaning set forth in Section 6.02.
“Business Day” means any day on which the Principal Market or Trading Market is open for trading, including any day on which the Principal Market or Trading Market is open for trading for a period of time less than the customary time.
“Buy-In” shall have the meaning set forth in Section 2.06.

“Buy-In Price” shall have the meaning set forth in Section 2.06.
“Closing” shall have the meaning set forth in Section 2.05.
“Commitment Amount” shall mean Twenty-Five Million United States Dollars ($25,000,000).
“Commitment Fee Shares” shall have the meaning set forth in Section 13.04.
“Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.
“Common Stock” shall have the meaning set forth in the first recital hereof.
“Common Stock Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company” shall have the meaning set forth in the preamble of this Agreement.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
"DTC” means the Depository Trust Company.
“DWAC Shares” means the Commitment Fee Shares or the Common Stock acquired or purchased by the Investor pursuant to this Agreement (a) that the Investor has resold in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with this Agreement before the delivery of the Transfer Agent Confirmation regarding the resale of such Commitment Fee Shares or Common Stock (as applicable) in accordance with this Agreement, and (b) about which the Investor has (i) delivered to the Company and the transfer agent to the Company (A) the Transfer Agent Confirmation relating to such Commitment Fee Shares or Common Stock (as applicable) and (B) a customary representation letter from the Investor, and, if requested by the transfer agent, its broker, confirming, among other things, the resale of such Commitment Fee Shares or Common Stock (as applicable) in the manner described in clause (a) of this definition of DWAC Shares (including confirmation of compliance with any relevant prospectus delivery requirements), and (ii) delivered to the transfer agent instructions for the delivery of such Commitment Fee Shares or Common Stock (as applicable) to the account with DTC of the Investor’s designated broker-dealer as specified in the Transfer Agent Deliverables, which Commitment Fee Shares or Common Stock (as applicable) will be in the hands of the persons who purchase such Commitment Fee Shares or Common Stock (as applicable) from the Investor in the manner described in clause (a) of this definition of DWAC Shares, freely tradable and transferable without restriction on resale and without stop transfer instructions maintained against the transfer thereof.
“Effective Date” means the date a Registration Statement is declared effective.
“Effectiveness Deadline” shall have the meaning set forth in Section 6.01(a).
“Environmental Laws” shall have the meaning set forth in Section 4.08.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exempt Issuance” means the issuance of (a) Common Stock, options, restricted stock units or other equity incentive awards to employees, officers, consultants, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, (b) any Shares issued to the Investor pursuant to this Agreement, (c) Common Stock, Common Stock Equivalents or other securities issued to the Investor pursuant to any other existing or future contract, agreement or arrangement between the Company and the Investor, (d) Common Stock, Common Stock Equivalents or other securities upon the exercise, exchange or conversion of any Common Stock, Common Stock Equivalents or other securities held by the Investor at any time, (e) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date hereof, provided that such securities or Common Stock Equivalents referred to in this clause (e) have not been amended since the date hereof to increase the number of such securities or Common Stock underlying such securities or to decrease the exercise price, exchange price or conversion price of such securities, (f) Common Stock or Common Stock Equivalents issued in a registered public offering or pursuant to a valid exemption from registration, that are convertible into, exchangeable or exercisable for, or include the right to receive Common Stock at a conversion price, exercise price, exchange rate or other price (which may be below the then current market price of the Common Stock) that is fixed at the time of initial issuance of such Common Stock Equivalents (subject only to standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), which fixed conversion price, exercise price, exchange rate or other price shall not at any time after the initial issuance of such Common Stock Equivalent be based upon or varying with the trading prices of or quotations for the Common Stock or subject to being reset at some future date and (g) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
“Filing Deadline” shall have the meaning set forth in Section 6.01(a).
“Hazardous Materials” shall have the meaning set forth in Section 4.08.
“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.
“Initial Registration Statement” shall have the meaning set forth in Section 6.01(a).
“Investor” shall have the meaning set forth in the preamble of this Agreement.
“Investor Indemnitees” shall have the meaning set forth in Section 5.01.
“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.
“Material Outside Event” shall have the meaning set forth in Section 6.08.
“Maximum Advance Amount” shall be, subject to a minimum of $50,000, an amount equal to lesser of (i) fifty percent (50%) of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $2,000,000; provided, however, that the parties hereto may modify the aforementioned conditions by mutual prior written consent. For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market or Trading Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market or Trading Market during regular trading hours.
“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.
“Ownership Limitation” shall have the meaning set forth in Section 2.04(a).
“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Common Stock.
“Pricing Period” shall mean, in respect of any Advance, the three (3) Trading Days commencing on the date of the Investor’s receipt of the Common Stock relating to such Advance.

“Principal Market” shall mean The New York Stock Exchange.
“Purchase Price” shall mean 95% of the lowest closing price for the Common Stock during the applicable Pricing Period, provided, however, if the Purchase Price is for Shares purchased pursuant to a Subsequent Advance Notice, the “Purchase Price” shall mean 100% of the lowest intraday sale price of the Common Stock on the same day a Subsequent Advance Notice is received.
“Registrable Securities” shall mean (i) the Commitment Fee Shares, (ii) the Shares, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.
“Registration Limitation” shall have the meaning set forth in Section 2.04(b).
“Registration Statement” shall mean a registration statement on Form S-3.
“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.
“Required Delivery Date” means any date on which the Company or its transfer agent is required to deliver Common Stock to Investor hereunder.
“Rule 144 Holding Period” means six months from the date of issuance of any Common Stock issuable hereunder or such date as shall be required to comply with Rule 144 of the Securities Act.
“Sanctions” means any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.
“Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“SEC” shall mean the U.S. Securities and Exchange Commission.
“SEC Documents” shall have the meaning set forth in Section 4.04.
“Securities Act” shall have the meaning set forth in the recitals of this Agreement.
“Settlement Date” shall mean the 3rd Trading Day after expiration of the applicable Pricing Period for each Advance.
“Settlement Document” shall have the meaning set forth in Section 2.05(a).
“Shareholder Approval” shall mean the approval of a sufficient amount of holders of the Company’s Common Stock to satisfy the shareholder approval requirements for such action as provided in New York Stock Exchange Rule 312, to effectuate the transactions contemplated by this Agreement, including but not limited to the issuance of Shares under this Agreement, including but not limited to the Commitment Fee Shares, in excess of 32,354,895 shares of Common Stock (representing 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of the Effective Date of this Agreement, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock) (the “Exchange Cap”).
“Shares” shall mean the Common Stock to be issued from time to time hereunder pursuant to an Advance.
“Subsidiaries” shall have the meaning set forth in Section 4.01.
“Subsequent Advance Notice" shall have the meaning set forth in Section 2.05(d).
“Trading Day” shall mean any day during which the Principal Market or Trading Market shall be open for business.
“Trading Market” shall mean the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext, OTCQX, OTCQB, Pink Open Market, whichever is at the time the principal trading exchange or market for the Common Stock.
“Transaction Documents” shall have the meaning set forth in Section 4.02.
“Transfer Agent Deliverables” shall have the meaning set forth in Section 2.03(b).

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any future equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an at-the-market offering or “equity line” (that is not an Exempt Issuance) or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.
“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such Trading Day on the Principal Market or Trading Market from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price; provided, however upon an Advance Halt the VWAP calculation shall terminate as of the effective time of the Material Outside Event.
ARTICLE II ADVANCES
Section 2.01 Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, Common Stock on the terms set forth herein.
Section 2.02 Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Common Stock by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:
a.The Company shall, in its sole discretion, select the amount of the Advance, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice.
b.There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.
c.The Advance Notice shall be valid upon delivery to Investor in accordance with Exhibit C.
d.Prior to the Closing of an Advance Notice, the Company may require the Investor to purchase additional Common Stock pursuant to a subsequent Advance Notice (a “Subsequent Advance Notice”) which shall specify a number of Shares to be purchased by Investor mutually agreed by Company and Investor.
Section 2.03 Date of Delivery of Advance Notice; Issuance of Shares.
a.An Advance Notice or Subsequet Advance Notice shall be deemed delivered on the day it is received by the Investor if such notice is received by email prior to 8:30 a.m. Eastern Time (or later if waived by the Investor in its sole discretion) in accordance with the instructions set forth on Exhibit C. Following the receipt of such Advance Notice or Subsequent Advance Notice the Investor shall promptly provide the

Company with a confirmation of its receipt of such Advance Notice or Subsequent Advance Notice, which receipt may be in the form of an email (each, an “Advance Notice Confirmation”).
b.Promptly after receipt of the Advance Notice with respect to each Advance (and, in any event, not later than one (1) Trading Days after such receipt), the Company will, or will cause its transfer agent to, issue in the Investor’s name in a DRS account or accounts at the transfer agent all the Common Stock purchased by Investor pursuant to such Advance. Such Common Stock shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and the certificate or book-entry statement representing such Shares shall bear a restrictive legend under the Securities Act indicating that such Common Stock may not be resold unless permitted under the Securities Act. Notwithstanding the foregoing, if the Investor is to resell the Common Stock in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with this Agreement prior to the delivery by the Investor to the Company of the appliable Advance Notice Confirmation, the Investor shall concurrently with the delivery by the Investor to the Company of such Advance Notice Confirmation deliver to the transfer agent the items set forth in clause (b) of the definition of DWAC Shares with respect to such resold Common Stock and such other items as the transfer agent may reasonably request (collectively, the “Transfer Agent Deliverables”). With respect to Common Stock or Commitment Fee Shares to be resold by the Investor as described in the preceding sentence and as to which the Investor has timely delivered the Transfer Agent Deliverables with respect to such Common Stock or Commitment Fee Shares, such securities shall be delivered and credited by the transfer agent using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such securities at the time such securities would otherwise have been required to be delivered to the Investor in accordance with this Agreement, which securities (x) shall only be used by the Investor’s Broker-Dealer to deliver such securities to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Common Stock or Commitment Fee Shares (as applicable), which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of Common Stock or Commitment Fee Shares delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of Common Stock, including its positions with the Broker-Dealers of the respective persons who purchase such securities from the Investor, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered. The Company and the Investor acknowledge that such Commitment Fee Shares or Common Stock (as applicable) credited to the account with DTC of the Investor’s designated Broker-Dealer shall be eligible for transfer to the third-party purchasers of such Commitment Fee Shares or Common Stock or their respective Broker-Dealers as DWAC Shares. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.
Section 2.04 Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, the final amount of an Advance pursuant to an Advance Notice shall be reduced in accordance with each of the following limitations:
a.Ownership Limitation; Commitment Amount. In no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance cause the aggregate number of Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its Affiliates as a result of previous issuances and sales of Common Stock to Investor under this Agreement to exceed 4.99% of the then issued and outstanding Common Stock (the “Ownership Limitation”). In connection with each Advance Notice or Subsequent Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Common Stock issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice or Subsequent Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.
b.Registration Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice or

Subsequent Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice or Subsequent Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice or Subsequent Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.
c.Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice or Subsequent Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Common Stock pursuant to such Advance Notice in accordance with the terms of this Agreement and subject to Applicable Law and Section 3.08 (Trading Activities), the Investor may sell Common Stock during the Pricing Period.
Section 2.05 Closings. The closing of each Advance and each sale and purchase of Common Stock related to each Advance (each, a “Closing”) shall take place on the applicable Settlement Date in accordance with the procedures set forth below. The parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Stock that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:
a.On the Settlement Date in respect of an Advance, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Common Stock to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.04), the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the lowest intraday sale price for the Common Stock for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement. The Investor shall pay to the Company the aggregate Purchase Price of the shares of Common Stock (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing, and transmit notification to the Company that such funds transfer has been requested.
b.Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event set forth in Section 6.08(i) through (v) has occurred or if the Material Outside Event set forth in Sections 6.08(vi) or (vii) shall have occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end (the “Advance Halt”) and the final number of Common Stock to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Stock sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.
c.On or prior to the Settlement Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.
Section 2.06 Failure to Timely Deliver.
a.If on or prior to the Required Delivery Date either (I) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to Investor and register such Common Stock on the Company’s share register or, if the transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of Investor or Investor’s designee with DTC for the number of Common Stock to which Investor submitted for legend removal by Investor pursuant to clause (ii) below or otherwise or (II) if the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, the transfer agent fails to credit the balance account of Investor or Investor’s designee with DTC for any Common Stock submitted for legend removal by Investor, in each case, if and only if the Investor has delivered the Transfer Agent Deliverables in accordance with the requirements of Section 2.03(b) above, and the Company fails to promptly, but in no event later than one (1) Business Day (x) so notify Investor and (y) deliver the Common Stock electronically without any restrictive legend in accordance with the requirements of Section 2.03(b) above, and if on or after such Trading Day Investor purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by Investor of Common Stock submitted for legend removal by Investor that Investor is entitled to receive from the Company (a “Buy-In”), then the Company shall, within one (1) Business Day after Investor’s request and in Investor’s discretion, either (i) pay cash to Investor in an amount equal to Investor’s total purchase price (including brokerage commissions, borrow fees and other out-of-pocket expenses, if any, for the Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit Investor’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to Investor a certificate or certificates or credit the balance account of Investor or Investor’s designee with DTC representing such number of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Stock that the Company was required to deliver to Investor by the Required Delivery Date multiplied by (B) the price at which Investor sold such Common Stock in anticipation of the Company’s timely compliance with its delivery obligations hereunder. Nothing shall limit Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Stock (or to electronically deliver such Common Stock) as required pursuant to the terms hereof.
b.In the event the Investor sells Common Stock after receipt of an Advance Notice or Subsequent Advance Notice and the Company fails to perform its obligations as mandated in Section 2.03, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including, without limitation, all brokerage commissions, borrow fees, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.
Section 2.07 Return of Surplus. If the value of the Common Stock delivered to the Investor causes the Company to exceed the Commitment Amount, then the Investor shall return to the Company the surplus amount of Shares associated with such Advance.
Section 2.08 Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, the Investor will notify the Company that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR
Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Notice Date and each Advance Date:
Section 3.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.
Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Stock of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.
Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Stock hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.
Section 3.04 Investment Purpose. The Investor is acquiring the Common Stock for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Common Stock. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein.
Section 305. Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.
Section 3.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.
Section 3.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).
Section 3.08 Trading Activities. The Investor’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market or Trading Market. Neither the Investor nor its affiliates has any open short position in the Common Stock, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Common Stock, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Common Stock during the terms of this Agreement; provided that the Company acknowledges and agrees that upon receipt of an Advance Notice or Subsequent Advance Notice the Investor has the right to sell (a) the Common Stock to be issued to the Investor pursuant to the Advance Notice Or Subsequent Advance Notice prior to receiving such Common Stock, or (b) other Common Stock issued or sold by the Company to Investor pursuant to this Agreement and which the Company has continuously held as a long position. The Investor agrees not to sell, hypothecate or otherwise transfer the Securities except pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable federal and state securities laws, rules and regulations, or unless, in the opinion of counsel reasonably satisfactory to the Company, an exemption from such registration is available.
Section 3.09 General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of Common Stock by the Investor.
Section 3.10 Absence of Conflicts. To the knowledge of the Investor as of the date hereof, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and compliance with the requirements hereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.
Section 3.11 Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.
Section 3.12 No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the SEC Documents, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof and each Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:
Section 4.01 Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) is an entity duly organized and validly existing under the laws of its state of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company’s Subsidiaries means any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or equity or similar interests of such Person or (y) controls or operates all or any part of the business, operations or administration of such Person.
Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders (except as otherwise contemplated by this Agreement). This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
Section 4.03 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended from time to time prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations or conflicts would not reasonably be expected to have a Material Adverse Effect.
Section 4.04 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the past two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, and none of the SEC Documents, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective dates (or, with respect to any financial statements that have been amended or superseded, the date of such amended or superseding financial statements), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
Section 4.05 Equity Capitalization. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.
Section 4.06 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.
Section 4.19 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market or Trading Market.
Section 4.20 Sanctions Matters. Neither the Company, nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time:
a.the subject of any Sanctions; or
b.has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria).
Section 4.21 DTC Eligibility. The Company, through the transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.
ARTICLE V INDEMNIFICATION
Section 5.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, its investment manager, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.
Section 5.02 Notice of Claim. Promptly after receipt by an Investor Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee; provided, however, that an Investor Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due, subject to receipt by the indemnifying party of an undertaking to repay any amounts that such party is ultimately not entitled to receive as indemnification pursuant to this Agreement.
Section 5.03 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.
ARTICLE VI COVENANTS
Section 6.01 Registration Statement.

a.Filing of a Registration Statement. No later than the January 15, 2026 (the “Filing Deadline”), the Company shall have prepared and filed with the SEC, a Registration Statement for the resale by the Investor of Registrable Securities (the “Initial Registration Statement”) and shall file one or more additional Registration Statements for the resale by Investor of Registrable Securities if necessary. The Company shall use its best efforts to have such Registration Statement declared effective as soon as possible following the filing thereof but in no event later than the date of the first Advance Notice (the “Effectiveness Deadline”). The Company acknowledges and agrees that it shall not have the ability to request any Advances until the effectiveness of a Registration Statement registering the applicable Registrable Securities for resale by the Investor.
b.Maintaining a Registration Statement. After the Effectiveness Date, the Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.08 that the Investor has completed resales pursuant to the Registration Statement for the full Commitment Amount, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall use commercially reasonable efforts to ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock shall cease to be authorized for listing on the Principal Market or Trading Market, (iii) the Common Stock ceases to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.
c.Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Common Stock owned by the Investor pursuant to a Registration Statement. Filing of the foregoing with the SEC via its EDGAR system shall satisfy the requirements of this section.
d.Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Law, (i) register and qualify the Common Stock covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Stock for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its articles of incorporation or bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Stock for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
Section 6.02 Suspension of Registration Statement.

a.Establishment of a Black Out Period. During the Commitment Period, the Company may from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”). With respect to any updated registration statement or post-effective amendment to the registration statement, such blackout period shall continue until such time as the registration statement or post-effective amendment thereto has been filed and declared effective by the SEC.
b.No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Stock of the Company.
c.Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.
Section 6.03 Listing of the Common Stock. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market, subject to official notice of issuance.
Section 6.04 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion from counsel to the Company in form and substance reasonably satisfactory to the Investor.
Section 6.04 Exchange Act Registration. The Company will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.
Section 6.05 Transfer Agent Instructions. So long as there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Stock) cause legal counsel for the Company to deliver to the transfer agent for the Common Stock (with a copy to the Investor) instructions to issue Common Stock to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law and the Investor has provided the Transfer Agent Deliverables with respect to such Common Stock required by this Agreement.
Section 6.06 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.
Section 6.07 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Common Stock (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC or other Federal or state governmental authority investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; in which case the Company will prepare and promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant to any Advance Notice (other than as required pursuant to Section 2.05(b)), during the continuation of any of the foregoing events in clauses (i) through (v) above, or in the event that (vi) there shall be no bid for the Common Stock on the Principal Market or Trading Market for a period of 15 consecutive minutes at any time during the applicable Pricing Period or (vii) there shall be a “trading halt” or circuit breaker” event with respect to the Common Stock on the Principal Market or Trading Market during the applicable Pricing Period (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).
Section 6.08 Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.03 hereof, and all Shares issuable in connection with such Advance have been received by the Investor.
Section 6.09 Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act, with the exception of any open market purchases made within the safe harbor provided by Rule 10b-18 under the Exchange Act.
Section 6.10 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all reasonable fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market or Trading Market, or (vii) filing fees of the SEC and the Principal Market or Trading Market.
Section 6.11 Principal Market Regulation. The Company shall not effect any Advance Notice under this Agreement above the Exchange Cap until Shareholder Approval has been obtained by the Company and is in effect.
Section 6.12 Standstill. Neither Party shall have any obligations under this Agreement until the later of (i) ninety (90) days from the date hereof or (ii) the expiration, earlier exhaustion or termination of that certain Equity Purchase Agreement dated as of March 31, 2025, by and between Company and Hudson Global Ventures, LLC.
ARTICLE VIII NON-DISCLOSURE OF NON-PUBLIC INFORMATION
The Company covenants and agrees that, other than as expressly required by Section 6.08 hereof or, with the Investor’s consent pursuant to Section 6.01(c) and 6.13, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) directly or indirectly to the Investor or its affiliates, without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.
ARTICLE IX NON-EXCLUSIVE AGREEMENT
This Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, if permitted by the terms of the Agreement, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Stock or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.
ARTICLE X CHOICE OF LAW/JURISDICTION
This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.
ARTICLE XI ASSIGNMENT; TERMINATION
Section 11.01 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.
Section 11.02 Termination.
a.Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Stock equal to the Commitment Amount.
b.The Company may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Stock in respect of which has yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement including, without limitation, all Commitment Fee Shares. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.
c.Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.
ARTICLE XII NOTICES
Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.03 in accordance with Exhibit C, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) five (5) days after being sent by U.S. certified mail, return receipt requested, (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:
Energy Vault Holdings, Inc.
4165 East Thousand Oaks Blvd, Suite 100
Westlake Village, CA 91632
Attn: General Counsel
E-mail: Legal@energyvailt.com

With a Copy (which shall not constitute notice or delivery of process) to:
Attn:
Email:

If to the Investor(s):
Helena Global Investment Opportunities 1 Ltd.
71 Fort Street, 3rd Floor
Grand Cayman, Cayman Islands KY1-1111
Attention: Jeremy Weech
Telephone: 242-819-5440
Email: jeremy@helenapartners.com

With a Copy (which shall not constitute notice or delivery
of process) to:

Lucosky Brookman LLP
101 Wood Avenue South
Fifth Floor
Woodbridge, New Jersey 08830
Attention: Rodrigo Sanchez, Esq.
Telephone: (732) 395-4417
Email: rsanchez@lucbro.com
Either may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

ARTICLE XIII MISCELLANEOUS
Section 13.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by email attachment, shall be deemed originals for all purposes of this Agreement.
Section 13.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement. The provisions of the existing confidentiality agreement between the Investor and the Company shall remain in force, except that all provisions therein dealing with the treatment of material non-public information are superseded by this Agreement.
Section 13.03 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.
Section 13.04 Due Diligence Fee; Commitment Fee Shares.
a.Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall be responsible for all of Investor’s customary due diligence and legal fees (and will provide proof of any retainer payments and engagement letters), which shall not exceed $40,000.
b.In consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue or cause to be issued to the Investor, as a commitment fee shares of Common Stock (the “Commitment Fee Shares”) having an aggregate value of $200,000. In respect of the foregoing, Commitment Fee Shares shall be issued upon the expiration of the standstill period pursuant to Section 6.12 (the “Initial Delivery Date”). The number of Commitment Fee Shares to be delivered on the Initial Delivery Date shall be determined by dividing by the lowest one-day VWAP during the five (5) Trading Days immediately preceding the date hereof (the “Initial Commitment Share Reference Price” and such number of Commitment Fee Shares, the “Initial Commitment Share Amount”).
Section 13.05 Brokerage. Except as set forth on Schedule 13.05, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.
COMPANY:

ENERGY VAULT HOLDINGS, INC.

By:	/s/ Michael Beer
Name:	Michael Beer
Title	Chief Financial Officer

INVESTOR:

HELENA GLOBAL INVESTMENT OPPORTUNITES I LTD.

By:	/s/ Jeremy Weech
Name:	Jeremy Weech
Title	Managing Partner

EXHIBIT A
ADVANCE NOTICE

Energy Vault Holdings, Inc.

Dated: ______________ Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of the Ordinary Shares of Energy Vault Holdings, Inc. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Purchase Agreement, dated as of August __, 2025 (the “Agreement”), as follows:

1The undersigned is the duly elected ______________ of the Company.

2There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4The amount of Common Stockissued in respect of such Advance is:

5The number of Ordinary Shares of the Company issued and outstanding as of the date hereof is ___________.

6The Pricing Period shall be three (3) Trading Days.

The undersigned has executed this Advance Notice as of the date first set forth above.

ENERGY VAULT HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B
FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

ENERGY VAULT HOLDINGS, INC.

Attn:

Email:

Subject:

Below please find the settlement information with respect to the Advance Notice Date of:

1.Amount of Advance requested in the Advance Notice

2.Adjusted Advance (after taking into account any adjustments pursuant to Section 2.04):

3.	Lowest [Closing Price][Intraday Sale Price] during Pricing Period:

3.	Purchase Price:

8.Number of Shares issued to Investor:

Sincerely,

[Helena Global Investment Opportunities 1 Ltd.]

By:
Name:
Title:

Agreed and Approved:

ENERGY VAULT HOLDINGS, INC.

By:
Name:
Title:

SCHEDULE 1
Authorized Representatives

The following individuals may execute Advance Notices:

1.

2.

EXHIBIT C

VIA EMAIL

Email: jeremy@helenapartners.com

Subject: ELOC: Energy Vault Holdings, Inc.
Advance Notice

Below please find the Advance Notice Date of:

1.Amount of Advance Shares:

2.Time of Advance: